As filed with the Securities and Exchange Commission on September 3, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
OneWater Marine Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	83-4330138 (I.R.S. Employer Identification Number)
6275 Lanier Islands Parkway
Buford, Georgia 30518
(678) 541-6300
(Addresses, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Austin Singleton
Chief Executive Officer
6275 Lanier Islands Parkway
Buford, Georgia 30518
(678) 541-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Katherine Terrell Frank
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3900
Dallas, Texas 75201
(214) 220-7700
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees
Primary Offering:
Class A common stock, par value $0.01 per share	(1)(2)	(1)(2)	$250,000,000(4)	$27,275.00(4)
Secondary Offering:
Class A common stock, par value $0.01 per share	375,000(2)(3)	(5)	$15,476,250(6)	$1,688.46(7)
Total (Primary and Secondary)			$265,476,250	$28,963.46
(1)
An indeterminate number of shares of Class A common stock, par value $0.01 per share (“Class A common stock”) is being registered as may from time to time be offered hereunder, on a primary basis, at indeterminate prices with an aggregate initial offering price not to exceed $250,000,000.

(2)
Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to, securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Separate consideration may or may not be received for any of these securities.

(3)
Includes 334,305 shares of Class A common stock issuable upon the exchange of units in One Water Marine Holdings, LLC together with an equal number of shares of the registrant’s Class B common stock, par value $0.01 per share.

(4)
The proposed maximum aggregate offering price has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), and reflects the maximum aggregate offering price of securities that may be issued.

(5)
The proposed maximum offering price per share of our Class A common stock as may be offered on a secondary basis will be determined by the selling stockholders from time to time in connection with, and at the time of, the sale by the selling stockholder of such securities.

(6)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act on the basis of $41.27, which is the average of the high and low sale prices of our Class A common stock on August 30, 2021, as reported on The Nasdaq Global Market (the “Nasdaq”), which date is within five business days prior to filing this Registration Statement.

(7)	Calculated pursuant to Rule 457(c) of the Securities Act.
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement consists of two prospectuses, covering the registration of:
•	Shares of Class A common stock of OneWater Marine Inc.; and
•	Shares of Class A common stock of OneWater Marine Inc. that may be sold in one or more secondary offerings by the selling stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated September 3, 2021
PROSPECTUS

OneWater Marine Inc.
$250,000,000
Class A Common Stock
From time to time we may offer and sell shares of our Class A common stock, par value $0.01 per share (“Class A common stock”). The aggregate initial offering price of all shares of Class A common stock sold by us under this prospectus will not exceed $250,000,000.
We may offer and sell these securities from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of our offerings. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time securities are offered, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update or change information contained in this prospectus.
Our Class A common stock is traded on the Nasdaq under the symbol “ONEW.” On September 2, 2021, the closing price of our Class A common stock was $42.30.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and as such, we have elected to take advantage of certain reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by us. Each time we offer the securities, we will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “OneWater Inc.” refer to OneWater Marine Inc.; and the term “securities” refers to the shares of our Class A common stock registered hereunder.
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WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.
We make available free of charge on or through our website, www.onewatermarine.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.
We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:
•
our Annual Report on Form 10-K for the year ended September 30, 2020, including those portions of our definitive proxy statement on Schedule 14A, filed on January 13, 2021, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020, March 31, 2021 and June 30, 2021;
•	our Current Reports on Form 8-K filed on October 2, 2020, February 4, 2021, and February 24, 2021; and
•
the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on February 5, 2020 and any amendments thereto or reports that we may file in the future for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended September 30, 2020.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by calling or writing us at:
OneWater Marine Inc.
Attention: Investor Relations
6275 Lanier Islands Parkway
Buford, Georgia 30518
(678) 541-6300
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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus includes “forward-looking statements.” All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•	the impact of COVID-19 on our business and results of operations;
•
general economic conditions, including changes in employment levels, consumer demand, preferences and confidence levels, fuel prices, levels of discretionary income, consumer spending patterns, and uncertainty regarding the timing, pace and extent of an economic recovery in the United States;

•	economic conditions in certain geographic regions in which we primarily generate our revenue;
•	credit markets and the availability and cost of borrowed funds;
•	our business strategy, including acquisitions and same-store growth;
•	our ability to integrate acquired dealer groups;
•	our ability to maintain our relationships with manufacturers, including meeting the requirements of our dealer agreements and receiving the benefits of certain manufacturer incentives;
•	our ability to finance working capital and capital expenditures;
•
general domestic and international political and regulatory conditions, including changes in tax or fiscal policy and the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

•	global public health concerns, including the COVID-19 pandemic;
•	demand for our products and our ability to maintain acceptable pricing for our products and services, including financing, insurance and extended service contracts;
•	our operating cash flows, the availability of capital and our liquidity;
•	our future revenue, same-store sales, income, financial condition, and operating performance;
•	our ability to sustain and improve our utilization, revenue and margins;
•	competition;
•	seasonality and inclement weather such as hurricanes, severe storms, fire and floods, generally and in certain geographic regions in which we primarily generate our revenue;
•	effects of industry wide supply chain challenges and our ability to manage our inventory;
•	our ability to retain key personnel;
•	environmental conditions and real or perceived human health or safety risks;
•	any potential tax savings we may realize as a result of our organizational structure;
•	uncertainty regarding our future operating results and profitability;
•	other risks associated with the COVID-19 pandemic including, among others, the ability to safely operate our stores, access to inventory and customer demand; and
•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.
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We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Should one or more of the risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. These risks include, but are not limited to, decline in demand for our products and services, the effects of the COVID-19 pandemic on the Company’s business, effects of industry wide supply chain challenges, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.
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ABOUT ONEWATER MARINE INC.
OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. As of August 31, 2021, OneWater operates 70 stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. We offer a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.
OneWater Marine Inc. was incorporated in Delaware in 2019 and serves as the holding company for One Water Marine Holdings, LLC (“OneWater LLC”). OneWater LLC was formed in 2014 through the combination of Singleton Marine and Legendary Marine, which created a marine retail platform that collectively owned and operated 19 stores. Since the combination in 2014, we have acquired a total of 50 additional stores through 21 acquisitions. Our current portfolio as of August 31, 2021 consists of 25 different local and regional dealer groups.
As a part of our acquisition strategy, we frequently engage in discussions with various businesses that operate in the marine retail space regarding their potential acquisition by us, and at any given time may be in various stages of evaluating such opportunities. Such stages may take the form of internal financial analyses, due diligence, the submission of indications of interest, preliminary negotiations, negotiations of letters of intent or negotiations of definitive agreements. The success of any acquisition is uncertain and depends on a number of factors, some of which are outside our control.
Our principal executive offices are located at 6275 Lanier Islands Parkway, Buford, Georgia 30518, and our telephone number at that address is 678-541-6300. Our website address is www.onewatermarine.com. Information contained on our website does not constitute part of this prospectus.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and reducing executive compensation disclosures.
We may take advantage of these provisions until September 30, 2025, or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more; (ii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iii) the date on which we are deemed to be a “large accelerated filer,” which will occur as of the end of any fiscal year in which we (x) have an aggregate market value of our common stock held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (y) have been required to file annual and quarterly reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period of at least 12 months and (z) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. Additionally, we are subject to an extended transition period for complying with new or revised accounting standards. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
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RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
Unless otherwise specified in an accompanying prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for working capital and general corporate purposes, which may include dealership acquisitions.
The actual application of the net proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.
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DESCRIPTION OF CAPITAL STOCK
General
OneWater Inc. is incorporated in the state of Delaware. The rights of OneWater Inc.’s stockholders are generally covered by Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws. The terms of our common stock are therefore subject to Delaware law, including the Delaware General Corporation Law (the “DGCL”), and the common and constitutional law of Delaware.
The following summary describes the general terms of our Class A common stock, which is listed on the Nasdaq under the symbol “ONEW.” This summary is not meant to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.
For more detailed information about the rights of our capital stock, you should refer to our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of Delaware law, including the DGCL.
Authorized Capital Stock
The authorized capital stock of OneWater Inc. consists of 40,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, $0.01 par value per share (“Class B common stock”) and 1,000,000 shares of preferred stock, $0.01 par value per share.
Class A Common Stock
As of August 30, 2021, there were 11,661,575 shares of Class A common stock outstanding.
Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to OneWater Inc., our amended and restated certificate of incorporation or our amended and restated bylaws, in all matters other than the election of directors and certain non-binding advisory votes, the affirmative vote of a majority of the shares entitled to vote on the matter will be the act of the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Our amended and restated certificate of incorporation provides that our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, directors will be elected by a plurality of votes cast by the holders of shares entitled to vote in the election.
Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.
Class B Common Stock
As of August 30, 2021, there were 3,377,449 shares of Class B common stock outstanding.
Generally. OneWater Inc. is a holding company and the sole managing member of OneWater LLC, which became the principal operating subsidiary of OneWater Inc. on February 11, 2020 in the corporate reorganization (the “Reorganization”) completed in connection with OneWater Inc.’s initial public offering (the “IPO”), which closed on February 11, 2020. In connection with the Reorganization and the IPO, the holders (the “OneWater
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LLC Unitholders”) of limited liability company interests in OneWater LLC (the “OneWater LLC Units”) received one share of Class B common stock for each OneWater LLC Unit that they hold. Accordingly, the OneWater LLC Unitholders will have a number of votes in OneWater Inc. equal to the aggregate number of OneWater LLC Units that they hold.
Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval.
Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by our amended and restated certificate of incorporation or our amended and restated bylaws. Additionally, Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class under certain circumstances, including (a) if we propose to amend our amended and restated certificate of incorporation to (i) increase or decrease the par value of a class of stock or (ii) alter or change the powers, preferences or special rights of a class of stock in a manner that affects them adversely, then that class would be required to vote separately to approve the proposed amendment. Our amended and restated certificate of incorporation expressly authorizes the number of authorized shares of Class A common stock, Class B common stock and preferred stock to be increased or decreased by the affirmative vote of the holders of a majority of the voting power of common stock, voting as a single class, irrespective of Section 242(b)(2) of the DGCL.
Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms as simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of OneWater Inc.
Redemption Rights. Shares of Class B common stock are redeemable for shares of Class A common stock on the terms and subject to the conditions set forth in the amended and restated limited liability company agreement of OneWater LLC, as it may be amended, restated, supplemented and otherwise modified from time to time.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further shareholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 1,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Bylaws and Delaware Law
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
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These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the Nasdaq, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:
•	the transaction is approved by the board of directors before the date the interested shareholder attained that status;
•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

We expect the existence of Section 203 of the DGCL to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•
establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without shareholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•
provide that the authorized number of directors may be changed only by resolution of the board of directors, subject to the rights of the holders of any series of our preferred stock to elect directors under specified circumstances;

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•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•
provide that our amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of at least 66 2⁄3% of our then outstanding Class A common stock and Class B common stock, voting together as a single class;

•	provide that special meetings of our stockholders may only be called by a majority of the board of directors, the chief executive officer or the chairman of the board;
•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

•	provide that our amended and restated bylaws can be amended by the board of directors.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.
Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•
any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.
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Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Broadridge Corporate Issuer Solutions, Inc.
Listing
Our Class A common stock is listed on the Nasdaq under the symbol “ONEW.”
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PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:
•	to or through one or more underwriters, initial purchasers, brokers, or dealers;
•	through agents to investors or the public;
•	in short or long transactions;
•	through put or call option transactions relating to our Class A common stock;
•	directly to agents or other purchasers;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	though a combination of any such methods of sale; or
•	through any other method described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, initial purchasers, dealers, or agents in connection with the offering, including:
•	the terms of the offering;
•	the names of any underwriters, dealers, or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price of the securities and the proceeds to us from the sale;
•	any options (whether or not for over-allotments) under which the underwriters may purchase additional shares of Class A common stock from us;
•	any underwriting discounts, concessions, commissions, or agency fees and other items constituting compensation to underwriters, dealers, or agents;
•	any delayed delivery arrangements;
•	any public offering price;
•	any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or
•	any securities exchange or market on which the Class A common stock offered in the prospectus supplement may be listed.
If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or
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otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly in transactions not involving underwriters, dealers, or agents.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.
Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers, or agents and will describe their compensation. We may have agreements with the underwriters, dealers, and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers, and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.
We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
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LEGAL MATTERS
The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated September 3, 2021
PROSPECTUS

OneWater Marine Inc.
375,000 shares of Class A Common Stock
The securities to be offered and sold using this prospectus include 375,000 shares of our Class A common stock, par value $0.01 per share (“Class A common stock”). These shares of Class A common stock may be offered and sold by the selling stockholders named in this prospectus or in any supplement to this prospectus from time to time in accordance with the provisions set forth under “Plan of Distribution.”
The selling stockholders may offer and sell the shares of Class A common stock offered by this prospectus from time to time in amounts, at prices and on terms to be determined by market conditions and other factors at the time of any such offerings. The selling stockholders may sell the shares of Class A common stock at prevailing market prices or at prices negotiated with buyers. The selling stockholders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Class A common stock offered by this prospectus.
We are registering 175,000 of these shares of our Class A common stock for sale by certain selling stockholders named below pursuant to a registration rights agreement, dated February 11, 2020, by and among the Company and the stockholders named therein, which we entered into in connection with our initial public offering. The shares of Class A common stock being registered hereby includes 334,305 shares of Class A common stock issuable upon exchange of limited liability company units in OneWater Marine Holdings, LLC, together with an equal number of shares of our Class B common stock, par value $0.01 per share.
Our Class A common stock is traded on the Nasdaq under the symbol “ONEW.” On September 2, 2021, the closing price of our Class A common stock was $42.30.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and, as such, have elected to avail ourselves of certain reduced public company reporting requirements for this prospectus and future filings.
You should read carefully this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See “Risk Factors” beginning on page 6 of this prospectus for information on certain risks related to the purchase of our securities.
The selling stockholders may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in any accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2021.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders may offer and sell from time to time the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that are registered hereunder that may be offered by the selling stockholders. Each time we offer the securities, we and the selling stockholders will provide you with a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.
Any prospectus supplement may add, update, or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in any prospectus supplement. The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement relating to the securities offered to you together with the additional information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading “Where You Can Find More Information” and “Documents Incorporated by Reference” in both this prospectus and any prospectus supplement).
You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.
Unless the context otherwise requires, throughout this prospectus and any applicable prospectus supplement, the words “we,” “us,” the “registrant,” “the Company,” or “OneWater Inc.” refer to OneWater Marine Inc.; and the term “securities” refers to the shares of our Class A common stock registered hereunder.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), that registers the offer and sale of the securities covered by this prospectus. The registration statement, including the exhibits attached thereto and incorporated by reference therein, contains additional relevant information about us. In addition, we file annual, quarterly and other reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov.
We make available free of charge on or through our website, www.onewatermarine.com, our filings with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We make our website content available for information purposes only. Information contained on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus and information previously filed with the SEC.
We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC), after the date on which the registration statement was initially filed with the SEC (including all such documents that we may file with the SEC after the date the registration statement was initially filed and prior to the effectiveness of the registration statement) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated:
•
our Annual Report on Form 10-K for the year ended September 30, 2020 including those portions of our definitive proxy statement on Schedule 14A, filed on January 13, 2021, incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended December 31, 2020, March 31, 2021 and June 30, 2021;
•	our Current Reports on Form 8-K filed on October 2, 2020, February 4, 2021 and February 24, 2021; and
•
the description of our Class A common stock contained in our Registration Statement on Form 8-A filed on February 5, 2020 and any amendments thereto or reports that we may file in the future for the purpose of updating such description, including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended September 30, 2020.

These reports contain important information about us, our financial condition and our results of operations.
You may obtain copies of any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by calling or writing us at:
OneWater Marine Inc.
Attention: Investor Relations
6275 Lanier Islands Parkway
Buford, Georgia 30518
(678) 541-6300

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The information in this prospectus includes “forward-looking statements.” All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, and any risk factors included in any applicable prospectus supplement. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•	the impact of COVID-19 on our business and results of operations;
•
general economic conditions, including changes in employment levels, consumer demand, preferences and confidence levels, fuel prices, levels of discretionary income, consumer spending patterns, and uncertainty regarding the timing, pace and extent of an economic recovery in the United States;

•	economic conditions in certain geographic regions in which we primarily generate our revenue;
•	credit markets and the availability and cost of borrowed funds;
•	our business strategy, including acquisitions and same-store growth;
•	our ability to integrate acquired dealer groups;
•	our ability to maintain our relationships with manufacturers, including meeting the requirements of our dealer agreements and receiving the benefits of certain manufacturer incentives;
•	our ability to finance working capital and capital expenditures;
•
general domestic and international political and regulatory conditions, including changes in tax or fiscal policy and the effects of current restrictions on various commercial and economic activities in response to the COVID-19 pandemic;

•	global public health concerns, including the COVID-19 pandemic;
•	demand for our products and our ability to maintain acceptable pricing for our products and services, including financing, insurance and extended service contracts;
•	our operating cash flows, the availability of capital and our liquidity;
•	our future revenue, same-store sales, income, financial condition, and operating performance;
•	our ability to sustain and improve our utilization, revenue and margins;
•	competition;
•	seasonality and inclement weather such as hurricanes, severe storms, fire and floods, generally and in certain geographic regions in which we primarily generate our revenue;
•	effects of industry wide supply chain challenges and our ability to manage our inventory;
•	our ability to retain key personnel;
•	environmental conditions and real or perceived human health or safety risks;
•	any potential tax savings we may realize as a result of our organizational structure;
•	uncertainty regarding our future operating results and profitability;

•	other risks associated with the COVID-19 pandemic including, among others, the ability to safely operate our stores, access to inventory and customer demand; and
•	plans, objectives, expectations and intentions contained in this prospectus that are not historical.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Should one or more of the risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. These risks include, but are not limited to, decline in demand for our products and services, the effects of the COVID-19 pandemic on the Company’s business, effects of industry wide supply chain challenges, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement.
All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Any forward-looking statement that we make in this prospectus speaks only as of the date of such statement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

ABOUT ONEWATER MARINE INC.
OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. As of August 31, 2021, OneWater operates 70 stores throughout 11 different states, eight of which are in the top twenty states for marine retail expenditures. We offer a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.
OneWater Marine Inc. was incorporated in Delaware in 2019 and serves as the holding company for One Water Marine Holdings, LLC (“OneWater LLC”). OneWater LLC was formed in 2014 through the combination of Singleton Marine and Legendary Marine, which created a marine retail platform that collectively owned and operated 19 stores. Since the combination in 2014, we have acquired a total of 50 additional stores through 21 acquisitions. Our current portfolio as of August 31, 2021 consists of 25 different local and regional dealer groups.
As a part of our acquisition strategy, we frequently engage in discussions with various businesses that operate in the marine retail space regarding their potential acquisition by us, and at any given time may be in various stages of evaluating such opportunities. Such stages may take the form of internal financial analyses, due diligence, the submission of indications of interest, preliminary negotiations, negotiations of letters of intent or negotiations of definitive agreements. The success of any acquisition is uncertain and depends on a number of factors, some of which are outside our control.
Our principal executive offices are located at 6275 Lanier Islands Parkway, Buford, Georgia 30518, and our telephone number at that address is 678-541-6300. Our website address is www.onewatermarine.com. Information contained on our website does not constitute part of this prospectus.
Implications of Being an Emerging Growth Company
We are an “emerging growth company” as defined in the JOBS Act enacted in April 2012. As a result, we may take advantage of reduced reporting requirements that are otherwise applicable to public companies, including delaying auditor attestation of internal control over financial reporting, providing only two years of audited financial statements and related Management’s Discussion and Analysis of Financial Condition and Results of Operations, and reducing executive compensation disclosures.
We may take advantage of these provisions until September 30, 2025, or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the last day of the first fiscal year in which our annual gross revenues are $1.07 billion or more; (ii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iii) the date on which we are deemed to be a “large accelerated filer,” which will occur as of the end of any fiscal year in which we (x) have an aggregate market value of our common stock held by non-affiliates of $700 million or more as of the last business day of our most recently completed second fiscal quarter, (y) have been required to file annual and quarterly reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a period of at least 12 months and (z) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. Additionally, we are subject to an extended transition period for complying with new or revised accounting standards. As a result, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, each of which is incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement Regarding Forward-Looking Statements.”
USE OF PROCEEDS
The Company will not receive any proceeds from the sale of the Class A common stock offered under this prospectus. Any proceeds from the sale of Class A common stock under this prospectus will be received by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
General
OneWater Inc. is incorporated in the state of Delaware. The rights of OneWater Inc.’s stockholders are generally covered by Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws. The terms of our common stock are therefore subject to Delaware law, including the Delaware General Corporation Law (the “DGCL”), and the common and constitutional law of Delaware.
The following summary describes the general terms of our Class A common stock, which is listed on the Nasdaq under the symbol “ONEW.” This summary is not meant to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws.
For more detailed information about the rights of our capital stock, you should refer to our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of Delaware law, including the DGCL.
Authorized Capital Stock
The authorized capital stock of OneWater Inc. consists of 40,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, $0.01 par value per share (“Class B common stock”) and 1,000,000 shares of preferred stock, $0.01 par value per share.
Class A Common Stock
As of August 30, 2021, there were 11,661,575 shares of Class A common stock outstanding.
Voting Rights. Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to OneWater Inc., our amended and restated certificate of incorporation or our amended and restated bylaws, in all matters other than the election of directors and certain non-binding advisory votes, the affirmative vote of a majority of the shares entitled to vote on the matter will be the act of the stockholders. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Our amended and restated certificate of incorporation provides that our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, directors will be elected by a plurality of votes cast by the holders of shares entitled to vote in the election.
Dividend Rights. Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.
Other Matters. The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock are fully paid and non-assessable.
Class B Common Stock
As of August 30, 2021, there were 3,377,449 shares of Class B common stock outstanding.
Generally. OneWater Inc. is a holding company and the sole managing member of OneWater LLC, which became the principal operating subsidiary of OneWater Inc. on February 11, 2020 in the corporate reorganization (the “Reorganization”) completed in connection with OneWater Inc.’s initial public offering (the “IPO”), which closed on February 11, 2020. In connection with the Reorganization and the IPO, the holders (the “OneWater

LLC Unitholders”) of limited liability company interests in OneWater LLC (the “OneWater LLC Units”) received one share of Class B common stock for each OneWater LLC Unit that they hold. Accordingly, the OneWater LLC Unitholders will have a number of votes in OneWater Inc. equal to the aggregate number of OneWater LLC Units that they hold.
Voting Rights. Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval.
Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by our amended and restated certificate of incorporation or our amended and restated bylaws. Additionally, Delaware law could require either our Class A common stock or Class B common stock to vote separately as a single class under certain circumstances, including (a) if we propose to amend our amended and restated certificate of incorporation to (i) increase or decrease the par value of a class of stock or (ii) alter or change the powers, preferences or special rights of a class of stock in a manner that affects them adversely, then that class would be required to vote separately to approve the proposed amendment. Our amended and restated certificate of incorporation expressly authorizes the number of authorized shares of Class A common stock, Class B common stock and preferred stock to be increased or decreased by the affirmative vote of the holders of a majority of the voting power of common stock, voting as a single class, irrespective of Section 242(b)(2) of the DGCL.
Dividend and Liquidation Rights. Holders of our Class B common stock do not have any right to receive dividends, unless the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on the same terms as simultaneously paid to the holders of Class A common stock. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of OneWater Inc.
Redemption Rights. Shares of Class B common stock are redeemable for shares of Class A common stock on the terms and subject to the conditions set forth in the amended and restated limited liability company agreement of OneWater LLC, as it may be amended, restated, supplemented and otherwise modified from time to time.
Preferred Stock
Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further shareholder approval, to establish and to issue from time to time one or more classes or series of preferred stock, par value $0.01 per share, covering up to an aggregate of 1,000,000 shares of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, our Bylaws and Delaware Law
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Law
We are subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the Nasdaq, from engaging in any business combination with any interested shareholder for a period of three years following the date that the shareholder became an interested shareholder, unless:
•	the transaction is approved by the board of directors before the date the interested shareholder attained that status;
•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

We expect the existence of Section 203 of the DGCL to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Class A common stock.
Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:
•
establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•
provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without shareholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company;

•
provide that the authorized number of directors may be changed only by resolution of the board of directors, subject to the rights of the holders of any series of our preferred stock to elect directors under specified circumstances;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•
provide that our amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of at least 66 2⁄3% of our then outstanding Class A common stock and Class B common stock, voting together as a single class;

•	provide that special meetings of our stockholders may only be called by a majority of the board of directors, the chief executive officer or the chairman of the board;
•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors; and

•	provide that our amended and restated bylaws can be amended by the board of directors.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.
Forum Selection
Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders;
•
any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; or

•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Notwithstanding the foregoing, the exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any other claim for which the federal courts have exclusive jurisdiction. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our amended and restated certificate of incorporation is inapplicable or unenforceable.

Limitation of Liability and Indemnification Matters
Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
•	for any breach of their duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or
•	for any transaction from which the director derived an improper personal benefit.
Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.
Our amended and restated bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Broadridge Corporate Issuer Solutions, Inc.
Listing
Our Class A common stock is listed on the Nasdaq under the symbol “ONEW.”

REDEMPTION OF ONEWATER LLC UNITS AND CLASS B COMMON STOCK
In connection with the consummation of our IPO, OneWater LLC amended and restated its limited liability company agreement (as amended, the “OneWater LLC Agreement”) to, among other things, provide for a single class of common units representing ownership interests in OneWater LLC (the “OneWater LLC Units”). In addition, each OneWater LLC Unitholder received a number of shares of Class B common stock equal to the number of OneWater LLC Units held by such OneWater LLC Unitholder following the IPO. Pursuant to the OneWater LLC Agreement, each OneWater LLC Unitholder has, subject to certain limitations, the right (the “Redemption Right”) to cause OneWater LLC to acquire all or a portion of its OneWater LLC Units for shares of Class A common stock of the Company on a one-for-one basis or, at OneWater LLC’s election, an equivalent amount of cash. Alternatively, upon the exercise of the Redemption Right, the Company will have the right (the “Call Right”) to, for administrative convenience, acquire each tendered OneWater LLC Unit directly from the redeeming OneWater LLC Unitholder for, at its election, (x) one share of Class A common stock, subject to conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash. In connection with any redemption of OneWater LLC Units pursuant to the Redemption Right or the Call Right, the corresponding number of shares of Class B common stock are cancelled.

SELLING STOCKHOLDERS
The selling stockholders identified below may from time to time offer and sell pursuant to this prospectus up to an aggregate of 375,000 shares of our Class A common stock, 40,695 of which are currently issued and outstanding and 334,305 of which may be issued upon the redemption of OneWater LLC Units, together with an equal number of shares of our Class B common stock, as described above in “Redemption of OneWater LLC Units and Class B Common Stock.” The selling stockholders make no representation that any of the Class A common stock covered by this prospectus will be offered for sale.
We are registering 175,000 of these shares of our Class A common stock for sale by certain selling stockholders affiliated with The Beekman Group pursuant to a registration rights agreement, dated February 11, 2020, by and among the Company and the stockholders named therein, which we entered into in connection with our initial public offering.
John G. Troiano, a member of our board of directors, serves as the Managing Partner and CEO of The Beekman Group, a selling stockholder, and has certain relationships with the Company as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed on January 13, 2021, which is incorporated by reference herein. Philip Austin Singleton, Jr., who beneficially owns the shares held by Auburn OWMH, LLLP, a selling stockholder, is the Company’s Chief Executive Officer and a member of our board of directors, and has certain relationships with the Company as disclosed in the Company’s Definitive Proxy Statement on Schedule 14A filed on January 13, 2021, which is incorporated by reference herein. Except as set forth herein, or incorporated by reference into this prospectus or in any applicable prospectus supplement, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.
The following table sets forth (i) each selling stockholder’s beneficial ownership of shares of our Class A common stock and our Class B common stock prior to the sale of any shares of Class A common stock covered by this prospectus, (ii) the number of shares of our Class A common stock that may from time to time be offered or sold by the selling stockholders pursuant to this prospectus, assuming each selling stockholder has redeemed all OneWater LLC Units, together with an equal number of shares of our Class B common stock, beneficially owned by it for an equivalent number of shares of our Class A common stock, and (iii) each selling stockholder’s beneficial ownership of shares of our Class A common stock and our Class B common stock following the sale by the selling stockholders of any shares of Class A common stock covered by this prospectus.
All information with respect to beneficial ownership of the selling stockholders has been furnished by or on behalf of the selling stockholders and is as of September 3, 2021. Based on information supplied by the selling stockholders, except as may otherwise be indicated in the footnotes to the table below, each selling stockholder has sole voting and dispositive power with respect to the Class A common stock and Class B common stock reported as owned by them.
Because the selling stockholders identified in the table may sell some or all of the shares of Class A common stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Class A common stock, no estimate can be given as to the number of shares of Class A common stock available for resale hereby that will be held by the selling stockholders upon termination of this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling stockholders will sell all of the shares of Class A common stock beneficially owned by them that are covered by this prospectus, but will not sell any other shares of our Class A common stock that they may presently own. The percent of beneficial ownership for the selling stockholders is based on 11,661,575 shares of our Class A common stock and 3,377,449 shares of Class B common stock outstanding as of August 30, 2021.

	Shares Owned Before the Offering			Shares of Class A Common Stock to be Sold Pursuant to this Prospectus(3)	Shares Owned After the Offering
Selling Stockholders:	Class A Common Stock	Class B Common Stock	Combined Voting Power		Class A Common Stock	Class B Common Stock	Combined Voting Power
Beekman Investment Partners AIV III-OWM, L.P.(1)	67,275	0	*	40,695	26,580	0	*
OWM BIP Investor, LLC(1)	0	222,025	1.5%	134,305	0	87,720	*
Auburn OWMH, LLLP(2)	134,027	477,344	4.1%	200,000	134,027	277,344	2.7%
*	Denotes less than 1% of the voting power outstanding.
(1)
Additional shares beneficially owned by The Beekman Group include 65,986 shares of Class A common stock directly owned by Beekman Investment Partners III, LP. Additionally, Mr. Troiano directly owns 6,250 shares of Class A common stock and an additional 3,660 shares of Class A common stock underlying restricted stock units granted to Mr. Troiano that may vest within 60 days. Beekman Investment Partners III, L.P. is an investment fund managed by a general partner, Beekman Investment Group III, LLC (“BIG III”). Beekman Investment Partners AIV III-OWM, L.P. (“AIV III”) is an investment fund that is managed by a general partner, BIG III. OWM BIP Investor, LLC is an investment vehicle wholly owned by AIV III. Mr. Troiano, a director of the Company, is the sole manager of BIG III. The mailing address for AIV III, Beekman Investment Partners III, LP and OWM BIP Investor, LLC is c/o The Beekman Group, 530 Fifth Avenue, 23rd Floor, New York, New York 10036.

(2)
Additional shares beneficially owned by Mr. Singleton include (a) 345,678 shares of Class B common stock directly owned by the Philip Singleton Irrevocable Trust, dated December 24, 2015 (the “12/24 Trust”), (b) 476,261 shares of Class B common stock directly owned by the Austin Singleton Irrevocable Trust, dated December 30, 2015 (the “12/30 Trust”), (c) 3,220 shares of Class A common stock and 37,029 shares of Class B common stock directly held by Mr. Singleton and (d) 22,488 shares of Class A common stock underlying restricted stock units granted to Mr. Singleton that may vest within 60 days. The general partner of Auburn OWMH, LLLP is Singleton Asset Management, LLC, for which Mr. Singleton’s spouse is the sole manager. Singleton Asset Management, LLC has sole voting and investment control over shares held by Auburn OWMH, LLLP. The 12/24 and 12/30 Trusts have third-party trustees, but Mr. Singleton may be deemed a beneficial owner of the shares held by the trusts. In connection with a personal loan to Mr. Singleton, the 12/30 Trust has entered into a pledge agreement, pursuant to which the 12/30 Trust has granted to the lender a security interest in 476,261 LLC Units and shares of Class B common stock held by the 12/30 Trust. The mailing address for Auburn OWMH, LLLP is 2876 Hamilton Road, Auburn, AL 36830.

(3)
Of the shares of Class A common stock to be sold by the selling stockholders pursuant to this prospectus, 334,305 shares represent shares owned following the redemption of an equal number of OneWater LLC Units for shares of Class A common stock (and the cancellation of a corresponding number of shares of Class B common stock) as of the date of this prospectus.

Please see our most recent Annual Report on Form 10-K, including any proxy statement incorporated into such Annual Report on Form 10-K, for additional descriptions of the nature of any position, office, or other material relationship which any of the selling stockholders has had within the past three years with us and our affiliates.

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares or interests in the shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of Class A common stock from time to time at the prevailing market price or in privately negotiated transactions.
The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	on the Nasdaq, in the over-the-counter market or on any other securities exchange on which our Class A common stock is listed or traded;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	in underwritten transactions;
•	distributions to limited partners;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and
•	a combination of any such methods of sale.
The selling stockholders may sell the shares at fixed prices, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our Class A common stock on the Nasdaq or any other exchange or market.
The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our Class A common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of their shares, including liabilities arising under the Securities Act. Under the

Registration Rights Agreement, we have agreed to indemnify certain of the selling stockholders against certain liabilities related to the sale of the Class A common stock, including certain liabilities arising under the Securities Act. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of Class A common stock. All other expenses of issuance and distribution will be borne by the selling stockholders.
The selling stockholders are subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of Class A common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of Class A common stock under this prospectus, the selling stockholders may sell the shares of Class A common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
Under the securities laws of some states, if applicable, the securities registered hereby may be sold in those states only through registered or licensed brokers or dealers. In addition, in some states such securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We cannot assure you that the selling stockholders will sell all or any portion of our Class A common stock offered hereby.
Under the Registration Rights Agreement entered into with certain of the selling stockholders, we agreed to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part continuously effective under the Securities Act until the date that all Registrable Securities (as defined in the Registration Rights Agreement) covered by this registration statement have been sold or otherwise disposed of.

LEGAL MATTERS
The validity of the issuance of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the offering of the securities registered hereby.
SEC registration fee	$28,963.46
FINRA fee	40,321.44
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	$*
*	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our amended and restated bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.
Our bylaws also contain indemnification rights for our directors and our officers. Specifically, our bylaws provide that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Furthermore, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted against, or incurred by, them in their capacities as officers and directors.
We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.
We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

We may enter into one or more underwriting agreements which provide that the underwriters will be obligated, under some circumstances, to indemnify our directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.
Item 16.	Exhibits.
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing of OneWater Marine Inc. under the Securities Act or the Exchange Act as indicated in parentheses:
Exhibit Number	Exhibits
1.1**	Form of Underwriting Agreement.
2.1¥
Master Reorganization Agreement, dated as of February 11, 2020, by and among One Water Marine Holdings, LLC, One Water Assets & Operations, LLC, OneWater Marine Inc. and the other parties thereto (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, File No. 001-39213, filed with the Commission on February 18, 2020).

3.1
Amended and Restated Certificate of Incorporation of OneWater Marine Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, File No. 001-39213, filed with the Commission on February 18, 2020).

3.2
Amended and Restated Bylaws of OneWater Marine Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, File No. 001-39213, filed with the Commission on February 18, 2020).

4.1
Registration Rights Agreement, dated as of February 11, 2020, by and among OneWater Marine Inc. and the stockholders named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, File No. 001-39213, filed with the Commission on February 18, 2020).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1*	Consent of Grant Thornton LLP.
23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature pages of this registration statement).
*	Filed herewith.
**	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in this registration statement.
¥
Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buford, State of Georgia, on September 3, 2021.
ONEWATER MARINE INC.

By:	/s/ Philip Austin Singleton, Jr.
Philip Austin Singleton, Jr. Founder and Chief Executive Officer
Each person whose signature appears below appoints Philip Austin Singleton, Jr., Anthony Aisquith and Jack Ezzell, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below as of September 3, 2021.
Name	Title

/s/ Philip Austin Singleton, Jr.	Founder, Chief Executive Officer and Director (Principal Executive Officer)
Philip Austin Singleton, Jr.

/s/ Jack Ezzell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jack Ezzell

/s/ Anthony Aisquith	President, Chief Operating Officer and Director
Anthony Aisquith

/s/ Christopher W. Bodine	Director
Christopher W. Bodine

/s/ Bari A. Harlam	Director
Bari A. Harlam

/s/ Jeffrey B. Lamkin	Director
Jeffrey B. Lamkin

/s/ Mitchell W. Legler	Chairman of the Board of Directors
Mitchell W. Legler

/s/ John F. Schraudenbach	Director
John F. Schraudenbach

/s/ Keith R. Style	Director
Keith R. Style

/s/ John G. Troiano	Director
John G. Troiano